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                                                                EXHIBIT 23.4

                   [JONES, DAY, REAVIS & POGUE LETTERHEAD]






                               January 7, 1997


First National Bancorp, Inc.
1625 Tenth Street
Monroe, Wisconsin  53566

Ladies & Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), relating to the merger of FNB Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of AMCORE, with and into First National Bancorp, Inc., a Wisconsin corporation ("FNB") (the "Merger"). We have acted as special counsel to FNB in connection with the Merger.

        We hereby consent to the reference to our firm under the headings "THE MERGER -- Certain Federal Income Tax Consequences" and "OPINIONS" in the Proxy Statement/ Prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.




                                        Very truly yours,


                                        /s/ Jones, Day, Reavis & Pogue